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                                                                   EXHIBIT 10.23

                     SEVERANCE AGREEMENT AND MUTUAL RELEASE


        This Severance Agreement and Mutual Release ("Agreement") is made by and between Netergy Networks, Inc. (the "Company"), Netergy Networks Canada Corporation ("Netergy Canada") and Dominique Pitteloud ("Employee").

        WHEREAS, Employee was employed by the Company as its Vice-President of Marketing;

        WHEREAS, the Company and Employee have entered into a Non-Competition Agreement (the "Non-Competition Agreement");

        WHEREAS, the Company and Employee have entered into an Employment and Stock Restriction Agreement for the purchase of the Company's common stock (the "Stock Restriction Agreement");

        WHEREAS, the Company and Employee have entered into Stock Option Agreement(s) for the purchase of the Company's common stock (the "Option Agreements(s)");

        WHEREAS the Company and Employee have entered into a Relocation Program Agreement (the "Relocation Program") wherein Employee was assigned to work for Netergy Canada;

        WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and the assignment to Netergy Canada and to release each other from any claims arising from or related to the employment relationship and/or the assignment to Netergy Canada;

        NOW THEREFORE, in consideration of the mutual promises made herein, the Company, Netergy Canada and Employee (collectively referred to as "the Parties") hereby agree as follows:

        1. Resignation. Employee resigned from his employment with the Company and assignment to Netergy Canada effective October 13, 2000 (the "Resignation Date").

        2. Consideration.

               (a) Severance. The Company agrees to pay Employee six (6) month's severance for the time period October 14, 2000 through April 14, 2001 (the "payment period") at the rate of thirteen thousand seven hundred and fifty U.S. Dollars ($13,750.00) per month, less applicable withholding, in accordance with the Company's payroll practices. If Employee is still unemployed and residing in Montreal, Canada as of April 14, 2001, Company will continue to pay Employee at the rate of thirteen thousand seven hundred and fifty U.S. Dollars ($13,750.00) per month, so long as Employee remains unemployed and residing in Montreal, Canada, up to and including June 30, 2001. As of the Resignation Date, Employee will not be entitled to any further accrual of any employee benefits, including, but not limited to, vacation benefits, commissions or bonuses.

        For purposes of this Section, Employee shall be required to notify the Company in the event that he commences new employment and/or moves out of Montreal, Canada at any time prior to
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June 30, 2001. To ensure continued severance payments from April 14, 2001 to
June 30, 2001, if applicable, Employee shall be required to notify the Company of his employment and residential status each month on the first day of the month preceding the scheduled severance payment. Required notifications shall be directed to Anne Grenier at Netergy Canada, 1001 De Maisonneuve Ouest, Montreal, Quebec, Canada, H3A 3C8.

               (b) Stock Restriction Agreement. As of the Termination Date, the Company agrees to waive its Repurchase Option, as defined in the Stock Restriction Agreement, as to any unvested shares of the Company's common stock subject to the Stock Restriction Agreement. For sake of clarity, all previously unvested shares hereby become vested shares as of the Termination Date. The Company hereby agrees that upon receipt of share certificates representing such vested shares, it will instruct its transfer agent to reissue new certificates that will include the following restrictive legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OF DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO NETERGY NETWORKS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITY ACT OF 1933, AS AMENDED."

To the extent this Agreement conflicts with the terms of the Stock Restriction Agreement, this Agreement supersedes and replaces such terms.

               (c) Rights of Stock Option Agreement. Employee shall be entitled to exercise his right to purchase his vested shares within 270 calendar days of the Resignation Date granted pursuant to the terms of the Option Agreement(s) and the Company's Stock Option Plan. An additional 6250 shares shall be deemed immediately vested and exercisable at an exercise price of 12.5630 U.S. $ per share, so long as such right is exercised within 270 calendar days of the Resignation Date. Employee shall not have the right to exercise any of the remaining shares granted pursuant to the Option Agreements(s) and such shares shall be forfeited. To the extent Employee fails to exercise the option as to the accelerated shares within 270 calendar days of the Resignation Date, the option shall terminate and shall not thereafter be exercisable by Employee.

        To the extent this Agreement conflicts with the terms of the Stock Option Agreement(s), this Agreement supersedes and replaces such terms.

               (d) Living Expenses/Relocation Expenses. The Company agrees to continue payment of Employee's rent through the payment period (not to exceed $4,000.00 CDN Dollars per month). The Company shall also pay the expenses of Employee's relocation to California, including moving expenses (furniture and normal household goods of primary residence), standard moving insurance, relocation of one car, and airfare (coach airfare) for Employee and Employee's immediate family members (total moving expenses not to exceed $17,000 U.S. Dollars). Prior to relocation, the Company will pay the airfare costs (coach airfare) of one (1) round trip from Montreal, Canada to California, U.S.A. and back for Employee and Employee's immediate family members (not to exceed $3,000 U.S. Dollars) as per the relocation program dated July 25, 2000.


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               (e) Benefits. Employee's health insurance benefits shall cease at the end of the month of Employee's Resignation Date. Should Employee so elect, the Company will maintain Employee's health care coverage for Employee and his dependents during the payment period. As of the Resignation Date, Employee's right to contribute to the Company's 401(k) Plan shall cease, as well as the Company's contributions. Employee shall have the right to elect the manner in which his vested 401(k) benefits will be converted.

               (f) Tax Equalization. The Company shall pay the tax equalization amount for the Employee's 2000 and 2001 Fiscal Year to the extent said amounts are in fact due and, should the Employee continues to reside in Montreal, Canada.

               (g) Miscellaneous. The Company shall reimburse Employee's costs associated with Employee's utilization of KPMG for financial services and/or the preparation of Employee's tax returns for Fiscal Year 2000 and 2001.

        3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company. Employee shall return all the Company property and confidential and proprietary information in his possession to the Company on the Effective Date, except for cellular phone and note book as agreed by the Company.

        4. Payment of Salary. With the exception of the payments in Section 2 of this Agreement, Employee acknowledges and represents Employee has received all sums which are, were, or may in the future be owing by the Company by way of notice of termination of employment, compensatory indemnity in lieu of notice of termination of employment, severance pay, contractual or extra-contractual damages, salary, commissions, bonus, allowances, vacation pay, holiday pay, benefits or any other claim of any nature whatsoever pursuant to any law(including specifically the Civil Code of Quebec, An Act respecting Labour Standards and the Quebec Charter of Human Rights and Freedoms), contract(including specifically the Stock Restriction Agreement and the Relocation Program), policy, plan, regulation, decree, or practice whatsoever.

        5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and/or Netergy Canada. Employee, the Company and/or Netergy Canada, on behalf of themselves, and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, family members, executors, officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

               (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;


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               (b) any and all claims relating to or arising from Employee's assignment to Netergy Canada in accordance with the Relocation Program;

               (c) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for breach of contract, fraud, or misrepresentation;

               (d) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

               (e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq.;

               (f) any and all claims for violation of the federal, or any state constitution;

               (g) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

               (h) any and all claims for notice of termination of employment, compensatory indemnity in lieu of notice of termination of employment, severance pay, contractual or extra-contractual damages, salary, bonus, allowances, vacation pay, holiday pay or any other claim of any nature whatsoever pursuant to any Canadian or Quebec law (including specifically the Civil Code of Quebec, An Act respecting Labour Standards and the Quebec Charter of Human Rights and Freedoms), contract (including specifically the Stock Restriction Agreement and the Relocation Program), policy, plan, regulation, decree, or practice whatsoever.

               (i) any and all claims for attorneys' fees and costs.

The Company, Netergy Canada and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release shall expressly exclude all:
(1) obligations incurred under this Agreement; and (2) claims, complaints, charges, duties, obligations or causes of action relating to Employee's ownership of shares in the Company arising under federal or state securities laws.

        6. Civil Code Section 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Employee, the Company and Netergy Canada acknowledge that they have been advised by legal counsel and are familiar with


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the provisions of California Civil Code Section 1542, or any similar state or federal statute, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Employee, the Company and Netergy Canada, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

        7. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

        Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Employee or any other person or entity referred to herein. Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Employee or any other person or entity referred to herein.

        8. Confidentiality. The Parties hereto each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Severance Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Severance Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Severance Information. The Parties hereto agree to take every precaution to disclose Severance Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Severance Information.

        9. Non-Competition/Non-Solicitation. Employee agrees that the terms of the Non-Competition Agreement, including its non-solicitation provisions, shall remain in full force and effect for twelve (12) months from the Resignation Date. To the extent this Agreement conflicts with the terms of the Non-Competition Agreement, this Agreement supersedes and replaces such terms.

        10. No Cooperation. Employee agrees he will not act in any manner that might damage the business of the Company or Netergy Canada. Employee agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or Netergy Canada


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and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company and/or Netergy Canada, unless under a subpoena or other court order to do so.

        11. Non-Disparagement. Each party agrees to refrain from any defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. All inquiries by potential future employers of Employee will be directed to the Company 's Vice President of Human Resources. Upon inquiry, the Company shall only state the following: Employee 's last position and dates of employment.

        12. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

        13. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement.

        14. Authority. The Company and Netergy Canada represents and warrants that the undersigned has the authority to act on behalf of the Company and Netergy Canada and to bind the Company and Netergy Canada and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

        15. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

        16. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        17. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, Netergy Canada and Employee concerning Employee's separation from the Company and termination of his assignment to Netergy Canada, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and/or Netergy Canada, his compensation by the Company and assignment to Netergy Canada.

        18. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President of the Company.


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        19. Governing Law. This Agreement shall be governed by the laws of the
State of California.

        20. Effective Date. This Agreement is effective after it has been signed by both Parties.

        21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        22. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

               (a) They have read this Agreement;

               (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains;

               (d) They are fully aware of the legal and binding effect of this Agreement.





IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                          Netergy Networks, Inc.


        Dated: October 13, 2000       By  /s/ Jean-Luc Calonne
                                          --------------------------------------
                                          Jean-Luc Calonne
                                          Sr.Vice-President, Business Operations



                                          Netergy Networks Canada Corporation



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        Dated:  October 13, 2000      By /s/ Jean-Luc Calonne
                                         ---------------------------------------
                                         Jean-Luc Calonne
                                         Sr. Vice-President, Business Operations





                                          Dominique Pitteloud, an
                                          individual



        Dated:  October 13, 2000      By /s/ Dominique Pitteloud
                                         ---------------------------------------
                                         Dominique Pitteloud




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